UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 29, 2012

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 29, 2012, the Board of Directors of Carrizo Oil & Gas, Inc. appointed Mr. Robert F. Fulton as a new director of the Company to serve until the Company's 2013 annual meeting of shareholders and until his successor has been duly elected and qualified or until his resignation or removal. The Board of Directors also appointed Mr. Fulton, who the Board of Directors has determined qualifies as an "independent" director under NASDAQ rules, to serve on its Compensation Committee and Nominating and Corporate Governance Committee. Mr. Fulton's appointment increases the size of the Board of Directors to seven members.
Mr. Fulton, age 61, has served as a director of Basic Energy Services since 2001. Mr. Fulton served as President and Chief Executive Officer of Frontier Drilling ASA, an offshore oil and gas drilling and production contractor, from September 2002 through July 2010. From December 2001 to August 2002, Mr. Fulton managed personal investments. Prior to December 2001, Mr. Fulton spent most of his business career in the energy service and contract drilling industry. He served as Executive Vice President and Chief Financial Officer of Merlin Offshore Holdings, Inc. from August 1999 until November 2001. From 1998 to June 1999, Mr. Fulton served as Executive Vice President of Finance for R&B Falcon Corporation, during which time he closed the merger of Falcon Drilling Company with Reading & Bates Corporation to create R&B Falcon Corporation and then the merger of R&B Falcon Corporation with Cliffs Drilling Company. He graduated with a B.S. degree in Accountancy from the University of Illinois and an M.B.A. in finance from Northwestern University.
Mr. Fulton was granted 1,600 restricted stock units on the date of his appointment for service as a director and as a member of the Compensation Committee and Nominating and Corporate Governance Committee, which award will vest on May 16, 2013. In addition, Mr. Fulton is entitled to receive cash compensation for his service as a director and as a member of the Compensation Committee and Nominating and Corporate Governance Committee, which payments will be pro-rated from the date he became a director through the 2013 annual meeting. The restricted stock units were granted under the Company's Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective April 30, 2009, which, together with the Company's director compensation policy, is described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 13, 2012.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 30, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer
Date: December 3, 2012

EXHIBIT INDEX
99.1 Press Release dated November 30, 2012.